Exhibit 23
Consent of Independent Registered Public Accounting Firm
We consent to the incorporation by reference in:
Registration Statement No. 333-235855 on Form S-4 (as amended by Amendment No. 1) pertaining to the joint proxy statement/prospectus filed by AK Steel Holding Corporation and Cleveland-Cliffs Inc.;
Registration Statement No. 033-56661 on Form S-8 (as amended by Post-Effective Amendment No.1) pertaining to the Northshore Mining Company and Silver Bay Power Company Retirement Savings Plan and the related prospectus;
Registration Statement No. 333-184620 on Form S-8 pertaining to the Cliffs Natural Resources Inc. 2012 Incentive Equity Plan;
Registration Statement No. 333-197687 on Form S-8 pertaining to the Cliffs Natural Resources Inc. Amended and Restated 2012 Incentive Equity Plan;
Registration Statement No. 333-197688 on Form S-8 pertaining to the Cliffs Natural Resources Inc. 2014 Nonemployee Directors’ Compensation Plan;
Registration Statement No. 333-204369 on Form S-8 pertaining to the Cliffs Natural Resources Inc. 2015 Equity and Incentive Compensation Plan;
Registration Statement No. 333-206487 on Form S-8 pertaining to the Cliffs Natural Resources Inc. 2015 Employee Stock Purchase Plan;
Registration Statement No. 333-210954 on Form S-8 pertaining to the Cliffs Natural Resources Inc. Amended and Restated 2014 Nonemployee Directors’ Compensation Plan; and
Registration Statement No. 333-217506 on Form S-8 pertaining to the Cliffs Natural Resources Inc. Amended and Restated 2015 Equity and Incentive Compensation Plan.
of our reports dated February 20, 2020, relating to the financial statements of Cleveland-Cliffs Inc. and the effectiveness of Cleveland-Cliffs Inc.’s internal control over financial reporting, appearing in this Annual Report on Form 10-K for the year ended December 31, 2019.
/s/ DELOITTE & TOUCHE LLP
Cleveland, Ohio
February 20, 2020